Exhibit 10.36
AMENDMENT TO 2017, 2018, AND 2019 PSU AWARD AGREEMENTS
All Performance-Based Restricted Stock Unit Awards granted in 2017, 2018, and 2019 under the provisions of the CyrusOne Restated 2012 Long Term Incentive Plan to employees who are current employees as of March 13, 2019 are hereby modified to include the following provision (except as otherwise defined herein, capitalized terms shall have the meaning set forth in the applicable Award Agreement):

Vesting Upon Certain Terminations of Employment. If the Company terminates your employment other than by reason of your death or disability or other than for Cause, or you terminate your employment for Good Reason, then, you shall vest, as of the applicable Vesting Date, pursuant to the Performance Vesting Section of your Award Agreement, with respect to any Performance Period that ends on or before your date of termination, even if the Vesting Date occurs after your date of termination. In addition, with respect to any Performance Period that ends after your date of termination, you shall vest, as of the applicable Vesting Date, in a portion of the number of Earned PSUs calculated by multiplying the number of PSUs determined pursuant to the Award Agreement (including Exhibit A) by a fraction, the numerator of which is the number of days from the beginning of the Performance Period through your date of termination and the denominator of which is the number of days in the Performance Period, and then subtracting Earned PSUs for any prior Performance Period. For purposes of this provision, “Vesting Date” shall mean the date on which Earned PSUs vest under the Award Agreement, either following the completion of a Performance Period; due to your death or disability; or upon a Change in Control if the acquirer does not assume, substitute, or otherwise continue this Award. Notwithstanding any provision of an Employment Agreement or the Award Agreement to the contrary, this section shall control over any other provisions of such agreements.

For purposes of this Agreement, “Cause” shall have the meaning set forth in any Employment Agreement, or, if you do not have an Employment Agreement, shall mean the occurrence of any one of the following: (i) your material dereliction of your duties, your gross negligence or substantial failure to perform your duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness); (ii) your engaging in (A) misconduct that is materially injurious to the Company or (B) illegal conduct; (iii) your material breach of any written agreement by and between you and the Company; (iv) your violation of any material provision of the Company’s Code of Business Conduct and Ethics; or (v) your willful failure to cooperate in good faith with an investigation by any governmental authority.

For purposes of this Agreement, “Good Reason” shall have the meaning set forth in any Employment Agreement (which may refer to it as a Constructive Termination), or, if you do not have an Employment Agreement or such agreement does not include a definition of Good Reason, shall mean, without Employee’s consent, (A) there is a material adverse change in Employee’s reporting responsibilities set forth in the Employment Agreement or there is otherwise a material reduction by the CyrusOne Group in Employee’s authority, reporting relationship or responsibilities, (B) there is a material reduction by the CyrusOne Group in Employee’s base salary or bonus target, or (C) Employee’s principal place of employment is changed to a location more than fifty (50) miles outside the Dallas, Texas metro area. Notwithstanding the foregoing, no such event shall constitute Good Reason unless Employee notifies CyrusOne of the occurrence of such event within ninety (90) days after Employee first has actual knowledge of such occurrence, CyrusOne fails to cure such event to Employee’s reasonable satisfaction within thirty (30) days after receipt of such notice, and Employee resigns within thirty (30) days after the end of such cure period.

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